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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Net.B@nk, Inc. on Form S-3 of our report dated February 5, 1998, included and incorporated by reference in the Annual Report on Form 10-K of Net.B@nk, Inc. for the year ended December 31, 1997, and to the use of our report dated December 16, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
December 16, 1998